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                                  EXHIBIT 5.1

                  OPINION OF BROBECK, PHLEGER & HARRISON LLP



                               November 5, 1999



Synbiotics Corporation
11011 Via Frontera
San Diego, California 92127

     Re: Synbiotics Corporation Registration Statement on Form S-3 for 239,950 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel to Synbiotics Corporation, a California corporation (the "Company"), in connection with the registration for resale of 239,950 shares of Common Stock (the "Shares"). The Shares are issuable upon exercise of a certain warrant, dated October 28, 1998 (the "Warrant"), as described in the Company's Registration Statement on Form S-3 ("Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-B.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the original issuance of such Warrant and the future exercise thereof.

     Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued upon exercise of the Warrant in accordance with the terms of the Warrant (including payment of the indicated exercise price), will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-B.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Warrant or the Shares.

                              Very truly yours,

                              /s/ Brobeck, Phleger & Harrison LLP
                              BROBECK, PHLEGER & HARRISON LLP